As filed with the Securities and Exchange Commission on August 5, 2026
    Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_________________
Cirrus Logic, Inc.
(Exact name of registrant as specified in its charter)

Delaware			77-0024818
State or other jurisdiction of incorporation or organization)			(I.R.S Employer Identification No.)

800 W. 6th Street	Austin,	TX	78701
(Address of Principal Executive Offices)			(Zip Code)
_________________
CIRRUS LOGIC, INC.
AMENDED AND RESTATED 2018 LONG TERM INCENTIVE PLAN
(Full title of the plan)

Gregory S. Thomas 800 W. 6th Street Austin, Texas 78701 (512) 851-4000
(Name and address, telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller Reporting Company	☐
		Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
Registration of Additional Securities Pursuant to General Instruction E

This Registration Statement is being filed by Cirrus Logic, Inc. (the “Company” or the “Registrant”) to register an additional 3,500,000 shares of common stock, par value $0.001, of the Registrant (the “Common Stock”) for issuance under the Cirrus Logic, Inc. Amended and Restated 2018 Long Term Incentive Plan (the “Plan”), which was adopted by the Registrant’s Board of Directors on May 15, 2026 and approved by the Registrant’s stockholders on July 31, 2026. In accordance with General Instruction E to Form S-8, this Registration Statement incorporates by reference and makes a part hereof the contents of the Registration Statements on Form S-8 (File Nos. 333-226578, 333-245021, 333-266519, and 333-281370) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on August 3, 2018, August 12, 2020, August 4, 2022, and August 8, 2024, respectively, relating to the registration of offers and sales of shares of Common Stock under the Plan, to the extent not modified or superseded hereby or by any subsequently filed document incorporated by reference herein or therein.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant is not filing with or including in this Form S-8 the information called for in Part I of Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Commission.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents have been filed by the Registrant with the Commission and are incorporated by reference into this Registration Statement and will be deemed to be a part hereof:

a.The Registrant’s Annual Report on Form 10-K (File No. 000-17795) for its fiscal year ended March 28, 2026, filed with the Commission on May 21, 2026 (including information specifically incorporated therein by reference from the Definitive Proxy Statement on Schedule 14A for the 2026 Annual Meeting of Stockholders, filed on June 3, 2026);

b.The Registrant’s Quarterly Report on Form 10-Q (File No. 000-17795) for the fiscal quarter ended June 27, 2026, filed with the Commission on August 5, 2026;

c.The Registrant’s Current Reports on Form 8-K (File No. 000-17795), filed with the Commission on March 31, 2026, May 6, 2026, and August 3, 2026 (other than portions of these documents not deemed to be filed); and

d.The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 000-17795), originally filed with the Commission on June 16, 1997, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Number	Description
4.1
Amended and Restated Certificate of Incorporation of Cirrus Logic, Inc. (incorporated by reference to Exhibit 2 to the Registrant's Definitive Proxy Statement on Schedule 14A filed with the Commission on June 3, 2024).

4.2	Amended and Restated Bylaws of Cirrus Logic, Inc., (incorporated by reference to Registrant’s Current Report on Form 8-K filed with the Commission on March 8, 2023).
4.3
Cirrus Logic, Inc. Amended and Restated 2018 Long Term Incentive Plan (incorporated by reference to Exhibit 1 to the Registrant's Definitive Proxy Statement on Schedule 14A filed with the Commission on June 3, 2026).

5.1*	Opinion of DLA Piper L.L.P. as to the legality of the securities being registered.
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of DLA Piper L.L.P. (contained in Exhibit 5.1 hereto).
24.1*	Powers of Attorney (included on the signature page hereof).
107*	Filing fee table
______________________
*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on August 5, 2026.
CIRRUS LOGIC, INC.

By: /s/ Jeff Woolard
Jeff Woolard
Chief Financial Officer and Principal Accounting Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeff Woolard as his or her true and lawful attorney-in-fact and agent, with full power of substitution for him or her and in his or her name, place and stead, in any and all capacities, and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

[signatures on next page]

Pursuant to the requirements of the Securities Act, this Registration Statement and the above Power of Attorney have been signed below by the following persons in the capacities indicated on August 5, 2026.

Name	Position

/s/ John M. Forsyth	President and Chief Executive Officer (Principal Executive Officer)
John M. Forsyth
/s/ Jeff Woolard	Chief Financial Officer and Principal Accounting Officer (Principal Financial Officer and Principal Accounting Officer)
Jeff Woolard
/s/ Alexander M. Davern	Director
Alexander M. Davern
/s/ Raghib Hussain	Director
Raghib Hussain
/s/ Duy-Loan Le	Director
Duy-Loan Le
/s/ Catherine P. Lego	Director
Catherine P. Lego
/s/ William D. Mosley	Director
William D. Mosley
/s/ David J. Tupman	Director
David J. Tupman